                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): May 2, 2001


                      ATLANTIC GULF COMMUNITIES CORPORATION
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


       Delaware                         1-8967                    59-0720444
-------------------------          ----------------          -------------------
(State or Other Juris-             (Commission File             (IRS Employer
diction of Incorporation)              Number)               Identification No.)


        13790 NW 4th Street, Suite 113
              Sunrise, Florida                      33325
        -------------------------------           ----------
          (Address of Principal                   (Zip Code)
            Executive Offices)



                                  954-838-7100
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)



              4800 N. Federal Hwy. #105E, Boca Raton, Florida 33431
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

     On May 2, 2001, the Registrant issued the press release attached hereto as Exhibit 99.1, which is incorporated herein by reference. The press release announces that (1) on Tuesday, May 1, 2001, the Registrant and certain of its subsidiaries filed a voluntary petition under chapter 11 of the United States Bankruptcy code in the United States Bankruptcy Court for the District of Delaware, and (2) on March 29, 2001, the Registrant entered into an agreement with Ahern & Partners Advisors Co., Inc. ("Ahern") (the "Restructuring Advisor Agreement," a copy of which is attached as Exhibit 10.1 hereto), pursuant to which (i) Ahern has agreed to serve as the Registrant's Restructuring Advisor to assist in formulating a plan of reorganization and to negotiate its approval with all creditors and related parties, and (ii) Mr. Patrick M. Ahern was appointed to the position of President and Chief Executive Officer, effective March 29, 2001.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

     10.1 Restructuring Advisor Agreement, dated March 29, 2001, between Ahern & Partners Advisors Co., Inc. and Atlantic Gulf Communities Corporation.

     99.1 Press release issued Wednesday, May 2, 2001, by the Registrant announcing the Registrant's chapter 11 filing and the retention of Ahern & Partners Advisors Co., Inc. as the Restructuring Advisor.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                ATLANTIC GULF COMMUNITIES CORPORATION
                                           (Registrant)



Date: May 2, 2001               By: /s/ Patrick M. Ahern
                                    ------------------------------------
                                    Patrick M. Ahern
                                    Title: President and Chief Executive Officer